Exhibit 99.1

Press Release

Contacts:
Industry Information	Investor Relations
Candace Flynn	Alan Roden
Verint Systems Inc.	Verint Systems Inc.
(303) 254-7152	(631) 962-9304
candace.flynn@verint.com	alan.roden@verint.com

Verint to Acquire Vovici Creating Category Leader in Voice of the Customer Solutions

Combination Will Create Industry’s Most Comprehensive VoC Provider for Multichannel Analytics, Including Speech, Social Media, Email, Web Chat and Enterprise Feedback

MELVILLE, N.Y., July 19, 2011 — Expanding on its Voice of the Customer (VoC) Analytics platform, Verint® Systems Inc. (NASDAQ: VRNT) today announced the signing of a definitive agreement to acquire, upon closing, Vovici™, an industry leader in enterprise feedback management (EFM) solutions. This combination will create a new category leader in enterprise solutions designed for chief customer officers (CCOs), chief marketing officers (CMOs), chief experience officers (CXOs) and other VoC executives across organizations. As the market’s most comprehensive VoC Analytics platform available, the Verint-Vovici solution will enable organizations to implement a single-vendor solution for collecting, analyzing and acting on customer insights.

The acquisition will add Vovici’s powerful, scalable and easy-to-use enterprise feedback solutions to the Verint VoC Analytics platform, which is setting a new industry standard for helping forward-thinking organizations develop a single solution set for VoC initiatives across voice recordings, surveys, email, chat and social media. Combined with the industry’s leading speech and text analytics solutions and workforce optimization suite, the addition of Vovici will add market-leading VoC functionality, including advanced survey management, customer profile management, interactive dashboards and ad-hoc analysis across any customer touch point. Learn more about Vovici and its product line, by clicking here.

“This business combination will change the playing field in the market, advancing our customers around the globe through a solution designed to help them achieve their voice of the customer goals at all levels—from the contact center through the entire enterprise,” says Dan Bodner, CEO, Verint. “Combining Vovici’s deep domain expertise with our actionable intelligence vision will further position us to solidify our already strong market leadership position.”

“Further, the combination is a strategic move that will fill a void in the market by enabling customers to extract tremendous value from this emerging toolset for the chief customer officer,” adds Bodner. “It will offer our combined customers another means to extract critical information through sophisticated enterprise feedback and robust analytics to better anticipate, understand and act on the VoC—helping foster more loyal customers and drive more profitable business outcomes.”

Through solutions in Verint’s VoC Analytics platform, leading brands—including many from the Fortune 100—trust Verint to deliver the actionable intelligence required to make better business decisions and improve enterprise performance. Similarly, Vovici solutions deliver measurable return on investment (ROI) across a variety of industries. For example, a leading manufacturer of outdoor equipment redesigned its product packaging based on customer feedback, which resulted in double-digit sales growth; and a U.S. nationwide retailer saved more than $4 million and enabled projects to be completed three to five times faster.

“Generating a unified view into the customer experience is a critical enabler for every business today,” says Greg Stock, CEO, Vovici. “Whether driving customer loyalty, optimizing operational performance or supporting broader business transformation initiatives, the addition of Vovici to Verint’s proven, market-leading solutions will greatly expand our ability to help unlock the value of customer experiences.”

Industry experts agree on the importance of tapping into these customer experiences to drive operational excellence. Notes Kathleen Peterson, chief vision officer, PowerHouse Consulting, “We are seeing C-level customer experience and associated positions take off. As a result, organizations need tools that will enrich their roles. When combined with the right strategic planning around the customer experience, the combination of Verint and Vovici will offer customers the technology to help bring these critical voice of the customer initiatives to life.”

Delivering on the Promise of VoC Analytics to Respond to Failing Customer Experiences

According to independent research company Forrester Research, Inc., “For roughly two-thirds of US brands, [the] customer experience ranges from just OK to downright bad.”(1) It adds that “Many customer experience initiatives don’t meet their full potential—or worse, fail completely—because neither employees nor partners have a complete picture of what the customer experience actually entails or the dynamics that go into creating it.”(2) Implementing a comprehensive VoC program that correlates customer touch points can optimize performance across all channels, so organizations can keep customers engaged with great experiences and loyal through great relationships.

Leveraging the Verint-Vovici solution, global customers can drive loyalty through actionable insights by standardizing on a single vendor VoC solution set across the full range of customer communications channels—voice, email, chat, web and IVR surveys, online communities and social media outlets—using:

•                  Speech Analytics—directly mines insight from the recorded voice, whether as part of a contact center interaction or voice-based (IVR) feedback program, and analyzes mass recorded conversations to identify call drivers, call topics and customer attitudes.

•                  Social Media Analytics—directly mines insight and customer sentiment from social media channels.

•                  Email and Web Chat Analytics—directly mines insight and customer sentiment from other text-based sources, such as email, web chat and customer feedback sentiments.

•                  Feedback Analytics—creates useable and timely insights needed to improve products, loyalty and advocacy. Interactive dashboards accelerate the discovery and sharing of insight, support and ad-hoc analysis, and enable push reports driving timely insight into the business.

•                  Integration to the industry’s leading WFO platform—Verint’s Impact 360® Workforce Optimization™ suite enables organizations to implement, manage and track performance improvement programs throughout the enterprise to help service, delight and retain customers.

For any initiative that requires insight into customer sentiment, these Verint solutions can help organizations gain deep understanding by leveraging unified customer data across communications channels for a singular view into experiences. The Verint VoC Analytics platform enables users to see all of the different interactions coming from the same customer in a defined time period sorted by interaction date. The result is the market’s most complete view into what’s really happening with customers, the drivers of issues and cross-channel patterns, and the ability to predict their needs, expectations and end behaviors.

For more information, please see Verint’s Current Report on Form 8-K filed with the Securities and Exchange Commission today.

About Vovici

Vovici is the leading provider of online survey management and enterprise feedback solutions. Powerful, scalable and easy to use, Vovici’s solutions help companies engage customers, employees and partners to increase loyalty, facilitate innovation, and influence critical business decisions. Thousands of organizations worldwide, including leading brands such as Cisco, Coleman, Marriott and Toyota, as well as more than half of the Fortune 500, rely on Vovici to turn information into action. www.vovici.com

About Verint Witness Actionable Solutions
Verint® Witness Actionable Solutions® is the worldwide leader in enterprise workforce optimization (WFO) software and services. As the market’s first 5th-Generation WFO solution, its unified Impact 360® suite enables organizations of all sizes to capture, analyze and act on customer, business and market intelligence, and optimize customer experiences. Impact 360 Workforce Optimization™—comprised of quality monitoring and recording, voice of the customer analytics (including speech analytics, text analytics and customer feedback surveys), desktop and process analytics, workforce management, performance management, eLearning, coaching and more—serves as a strategic asset across front- and back-office sales and service operations that help shape the customer experience. Used by thousands of organizations around the globe, Verint solutions help improve the entire customer service delivery network, powering decisions Real Time at the Right Time™ to advance service excellence across today’s customer-centric enterprises.

About Verint Systems Inc.
Verint® Systems Inc. is a global leader in Actionable Intelligence® solutions and value-added services. Our solutions enable organizations of all sizes to make timely and effective decisions to improve enterprise performance and make the world a safer place. More than 10,000 organizations in over 150 countries—including over 85 percent of the Fortune 100—use Verint solutions to capture, distill, and analyze complex and underused information sources, such as voice, video and unstructured text. Headquartered in Melville, New York, we support our customers around the globe directly and with an extensive network of selling and support partners. Verint is listed on the NASDAQ Stock Market under the symbol “VRNT.” Visit us at our website www.verint.com.

(1) The Customer Experience Ecosystem, Forrester Research, Inc., June 22, 2011

(2) The Customer Experience Ecosystem, Forrester Research, Inc., June 22, 2011

This communication, and all oral statements made regarding the subject matter of this communication contain forward-looking statements. These statements are based on the current expectations, predictions, views, opportunities, plans, strategies, beliefs and statements of similar effect of Verint Systems Inc. and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements.  For a detailed discussion of these risk factors, see our Annual Report on Form 10-K for the year ended January 31, 2011 and our Quarterly Report on Form 10-Q for the quarter ended April 30, 2011.  Verint Systems Inc. expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change of expectations with regard thereto or to reflect any change in events, conditions, or circumstances on which any such forward-looking statement is based, in whole or in part.

VERINT, the VERINT logo, ACTIONABLE INTELLIGENCE, POWERING ACTIONABLE INTELLIGENCE, INTELLIGENCE IN ACTION, ACTIONABLE INTELLIGENCE FOR A SMARTER WORKFORCE, VERINT VERIFIED, WITNESS ACTIONABLE SOLUTIONS, STAR-GATE, RELIANT, VANTAGE, X-TRACT, NEXTIVA, EDGEVR, ULTRA, AUDIOLOG, WITNESS, the WITNESS logo, IMPACT 360, the IMPACT 360 logo, IMPROVE EVERYTHING, EQUALITY, CONTACTSTORE, and CLICK2STAFF are trademarks or registered trademarks of Verint Systems Inc. or its subsidiaries. Other trademarks mentioned are the property of their respective owners.

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